10f-3 REPORT

Salomon Brothers Investors Value Fund Inc

January 1, 2003 to June 30, 2003

Issuer: American Electric Power Inc
Trade Date: 2/27/2003
Selling Dealer: JP Morgan
Amount:  265,000.00
Price: 20.95
% Received by Fund: 0.53%
% of Issue (1): 2.50% A

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 985,000.00.


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
JP Morgan
Salomon Smith Barney

Co-Managers (s):
BNP Paribas
Danske Markets
Goldman Sachs & Co
Lehman Brothers
McDonald Investments Inc
Morgan Stanley
UBS

Co-Lead Manager(s):
Banc of America Securities LLC


Issuer:  Willis Group Holding LTD
Trade Date:  4/30/2003
Selling Dealer: CS First Boston
Amount:   117,800.00
Price:  31.00
% Received by Fund: 0.55%
% of Issue (1): 2.43% B

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of 406,200.00.


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Banc of America Securities LLC
Credit Suisse First Boston Corp
JP Morgan Securities

Co-Managers (s):
Citigroup
Merrill Lynch & Co
Morgan Stanley
UBS

Co-Lead Manager(s):
Cochran Caronia & Co
Dowling & Partners Securities LLC
Fox-Pitt Kelton Inc
Janney Montgomery Scott
Keefe Bruyette & Woods
Neuberger Berman LLC
Sandler O'Neill & Partners